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     As filed with the Securities and Exchange Commission on June 19, 1997.
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           WHG RESORTS & CASINOS INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                     36-3277019
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           6063 EAST ISLA VERDE AVENUE
                           CAROLINA, PUERTO RICO 00979
                                 (787) 791-2222
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                 ---------------

                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                 ---------------

                            PAMELA E. FLAHERTY, ESQ.
                              SHACK & SIEGEL, P.C.
                                530 FIFTH AVENUE
                            NEW YORK, NEW YORK 10036
                                 (212) 782-0700
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
    TITLE OF SECURITIES         AMOUNT TO BE           PROPOSED MAXIMUM               PROPOSED MAXIMUM              AMOUNT OF
     TO BE REGISTERED           REGISTERED(1)      OFFERING PRICE PER SHARE       AGGREGATE OFFERING PRICE       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
   Voting Common Stock,        900,000 shares     857,000 shares at $8.375(2)          $7,651,500(4)                 $2,318.64
 par value $.01 per share                          40,000 shares at $11.00(2)
                                                   3,000 shares at $11.375(3)
===================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Voting Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Based on the price at which outstanding options to purchase Voting Common Stock may be exercised.

(3) Based on the average of the high and low prices of the Registrant's Voting Common Stock reported on the New York Stock Exchange on June 13, 1997.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) on the basis of the price at which outstanding options to purchase Voting Common Stock may be exercised under the plan and the average of the high and low prices of the Registrant's Voting Common Stock reported on the New York Stock Exchange on June 13, 1997 for options to purchase Voting Common Stock not yet granted under the plan.



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II herein, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant's Quarterly Report on From 10-Q for the fiscal quarter ending March 31, 1997, the Information Statement dated April 15, 1997 contained in the Registration Statement on Form 10 (the "Form 10") (File No. 1-12783), as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information under the caption "Description of the Company's Capital Stock" with respect to the Registrant's voting common stock, par value $.01 per share (the "Common Stock"), contained in the Form 10, are incorporated herein by reference and made a part of this Registration Statement as of the date hereof.

         All reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036. Shareholders of Shack & Siegel, P.C., hold options to purchase 20,000 shares of the Registrant's Common Stock at an exercise price of $8.375 per share.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), by the Amended and Restated Bylaws of the Registrant (the "Bylaws") and by the Amended and Restated Certificate of Incorporation of the Registrant (the "Certificate of Incorporation").

         Article Eleventh of the Certificate of Incorporation of the Registrant protects directors against monetary damages for breaches of their fiduciary duty of care, except as set forth below. Under the DGCL, absent Article Eleventh, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Eleventh eliminates director liability for negligence in the performance of their duties. Directors remain liable for breaches of their duty of loyalty to the Registrant and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Eleventh does not eliminate director liability under Section 174 of the DGCL, which makes directors personal liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

         While Article Eleventh provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate a director's duty of care. Accordingly, Article Eleventh will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article Eleventh which eliminate liability as described above will apply to officers of the Registrant only if they are directors of the Registrant and are acting in their capacity as directors, and will not apply to officers of the Registrant who are not directors. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against directors to the extent such actions seek monetary damages.

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         Under Section 145 of the DGCL,  directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection
with  specified  actions,   suits  or  proceedings,   whether  civil,  criminal,
administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of
care  is   applicable   in  the  case  of   derivative   actions,   except  that
indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant.

         Section 4 of Article V of the Bylaws provides that the Registrant shall indemnify any person to whom, and to the extent, indemnification may be granted pursuant to Section 145 of the DGCL.

         Article Twelfth of the Certificate of Incorporation provides that each person who was or is made a party to, or is involved in any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Registrant will be indemnified by the Registrant against all expenses and liabilities (including attorneys' fees) reasonably incurred by or imposed upon him, except in such case where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. Article Twelfth also provides that the right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be granted.

         The Registrant has entered into indemnity agreements with each of its directors and executive officers whereby the Registrant will, in general, indemnify such directors and executive officers, to the extent permitted by the DGCL, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Registrant.

         The Registrant also maintains directors' and officers' liability insurance providing for $10 million in coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

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ITEM 8.  EXHIBITS.

Exhibit Number       Decription
--------------       ----------

     4.1             1997 Stock Option Plan.

     4.2             Form of  Option Agreement under the 1997 Stock Option Plan.

     5               Opinion of Shack & Siegel, P.C., counsel for Registrant.

     23.1 Consent of Shack & Siegel, P.C. (contained in the Opinion filed as Exhibit 5 hereto).

     23.2            Consent of Ernst & Young LLP.

     24              Power of Attorney (contained on the signature page hereof).

ITEM 9.  UNDERTAKINGS.

         a.   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included

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in a  post-effective  amendment  by those  paragraphs  is  contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section l3 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida on this 19th day of June, 1997.

                          WHG RESORTS & CASINOS INC.
                          (Registrant)

                          By: /s/ Louis J. Nicastro
                              -------------------------------------------------
                              Louis J. Nicastro
                              Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Louis J. Nicastro and Richard F. Johnson, and each of them acting singly, as his attorney-in-fact, to sign in his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

       SIGNATURE               DATE             CAPACITY IN WHICH SIGNED
       ---------               ----             ------------------------

/s/  Louis J. Nicastro         June 19, 1997    Chairman of the Board, Chief
---------------------------                     Executive Officer and Director
     Louis J. Nicastro                          (Principal Executive Officer)

/s/  George R. Baker           June 19, 1997    Vice Chairman and Director
---------------------------
     George R. Baker

/s/  Brian R. Gamache          June 19, 1997    President and Chief Operating
---------------------------                     Officer and Director
     Brian R. Gamache

/s/  Richard F. Johnson        June 19, 1997    Treasurer and Chief Financial
---------------------------                     Officer (Principal Financial and
     Richard F. Johnson                         Accounting Officer)

/s/  Barbara M. Norman         June 19, 1997    Vice President, Secretary
---------------------------                     General Counsel and Director
     Barbara M. Norman

/s/  David M. Satz, Jr.        June 19, 1997    Director
---------------------------
     David M. Satz, Jr.

/s/  Joseph A. Lamendella      June 19, 1997    Director
---------------------------
     Joseph A. Lamendella


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                                  EXHIBIT INDEX

Exhibit Number       Description
--------------       -----------

    4.1              1997 Stock Option Plan.

    4.2              Form of Option Agreement under the 1997 Stock Option Plan.

    5                Opinion of Shack & Siegel, P.C., counsel for Registrant.

    23.1 Consent of Shack & Siegel, P.C. (contained in the Opinion filed as Exhibit 5 hereto).

    23.2             Consent of Ernst & Young LLP.

    24               Power of Attorney (contained on the signature page hereof).



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